Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2022 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 9, 2023 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2022.

Rob Kay, Lifetime’s Chief Executive Officer, commented, “Our core business continues to deliver solid performance in the face of industrywide challenges, as a result of our strong market share position and proactive cost management actions. Our fourth quarter results reflect the ongoing impact of reduced orders from our customers as retailers continue to focus on rightsizing their inventory levels. Inflationary and other macro-economic challenges also contributed to weaker end market demand, especially in our European markets. Despite the difficult environment, our efforts to reduce costs, restructure our European operations and identify efficiencies throughout the business have driven improved gross margins and continued strong cash flow generation, and we believe that the Company is well positioned for continued top and bottom line growth.”
Mr. Kay continued, “Although industry headwinds remain, we believe the Company will outperform 2022 results in the year ahead, driven by more stable global supply chains, normalization of customer ordering patterns, improved profitability from our restructured International business and continued execution on our strategic growth initiatives, including our commercial food service expansion. We are proud to have achieved another year of significant progress for Lifetime, and I’m grateful to our talented team for all their hard work during these challenging times. Importantly, we ended the year with historically high levels of liquidity, and believe we are well positioned to drive shareholder value in 2023.”
Fourth Quarter Financial Highlights:
Consolidated net sales for the three months ended December 31, 2022, were $207.0 million, representing a decrease of $48.9 million or 19.1%, as compared to $255.9 million for the corresponding period in 2021. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2022 average rates to 2021 local currency amounts, consolidated net sales decreased $45.5 million or 18.0% in the fourth quarter of 2022, as compared to consolidated net sales in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin was $74.2 million, or 35.9%, in 2022 as compared to $88.0 million, or 34.4%, for the corresponding period in 2021.
Income from operations was $12.8 million, as compared to $8.9 million in the prior year's quarter.
Adjusted income from operations was $14.4 million as compared to $24.5 million for the corresponding period in 2021.
Net income was $3.3 million, or $0.15 per diluted share, in the quarter ended December 31, 2022, as compared to net loss of $(0.6) million, or $(0.03) per diluted share, for the corresponding period in 2021.
Adjusted net income was $4.7 million, or $0.22 per diluted share, in the quarter ended December 31, 2022, as compared to adjusted net income of $14.4 million, or $0.65 per diluted share, for the corresponding period in 2021. A table reconciling this non-GAAP financial measure to net income (loss), as reported, is included below.

Full Year Financial Highlights:
Consolidated net sales for the year ended December 31, 2022, were $727.7 million, a decrease of $135.2 million, or 15.7%, as compared to consolidated net sales of $862.9 million for the corresponding period in 2021. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2022 average rates to 2021 local currency amounts, consolidated net sales decreased $127.7 million, or 14.9%, as compared to consolidated net sales in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for 2022 was $260.3 million, or 35.8%, compared to $303.3 million, or 35.2%, for the corresponding period in 2021.
Income from operations was $24.3 million in 2022, as compared to $50.8 million for the corresponding period in 2021.
Adjusted income from operations was $34.8 million, as compared to $67.2 million for the corresponding period in 2021. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Net loss was $(6.2) million, or $(0.29) per diluted share, in the year ended December 31, 2022, as compared to net income of $20.8 million, or $0.94 per diluted share, in the corresponding period in 2021.
Adjusted net income was $6.7 million, or $0.31 per diluted share, as compared to $36.8 million, or $1.67 per diluted share, in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to net (loss) income, as reported, is included below.
Adjusted EBITDA was $58.2 million in the year ended December 31, 2022. A table reconciling this non-GAAP financial measure to net loss, as reported, is included below.
Dividend
On March 8, 2023, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2023 to shareholders of record on May 1, 2023.
Conference Call
The Company has scheduled a conference call for Thursday, March 09, 2023 at 11:00 a.m (Eastern Time). The dial-in number for the conference call is (877) 524-8416 (U.S.) or +1 (412) 902-1028 (International)
A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=2cyrFsQo
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until September 5, 2023.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted income from operations, adjusted net income, adjusted diluted income per common share, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “believe,” “continue,” “could,” “deliver,” “drive,”“expect,” “improve,” “intend,” “maintain,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would,” “plan,” "goal,” “target” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products, including weaker end market demand; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; conflict or war, including the conflict in Ukraine; macro-economic challenges, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net sales	$207,041	$255,858	$727,662	$862,924
Cost of sales	132,793	167,815	467,346	559,605
Gross margin	74,248	88,043	260,316	303,319
Distribution expenses	19,709	24,302	74,948	80,772
Selling, general and administrative expenses	40,337	40,066	154,545	156,445
Goodwill and other intangible asset impairments	—	14,760	—	14,760
Wallace facility remediation expense	—	—	5,140	500
Restructuring expenses	1,420	—	1,420	—
Income from operations	12,782	8,915	24,263	50,842
Interest expense	(5,125)	(3,856)	(17,205)	(15,524)
Mark to market (loss) gain on interest rate derivatives	(19)	398	1,971	1,062
Income before income taxes and equity in (losses) earnings	7,638	5,457	9,029	36,380
Income tax provision	(2,308)	(6,704)	(5,728)	(16,541)
Equity in (losses) earnings, net of taxes	(2,058)	621	(9,467)	962
NET INCOME (LOSS)	$3,272	$(626)	$(6,166)	$20,801
Weighted-average shares outstanding—basic	21,429	21,556	21,558	21,397
BASIC INCOME (LOSS) PER COMMON SHARE	$0.15	$(0.03)	$(0.29)	$0.97
Weighted-average shares outstanding—diluted	21,607	21,556	21,558	22,037
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.15	$(0.03)	$(0.29)	$0.94

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,598	$27,982
Accounts receivable, less allowances of $14,606 at December 31, 2022 and $16,544 at December 31, 2021	141,195	175,076
Inventory	222,209	270,516
Prepaid expenses and other current assets	13,254	11,499
TOTAL CURRENT ASSETS	400,256	485,073
PROPERTY AND EQUIPMENT, net	18,022	20,748
OPERATING LEASE RIGHT-OF-USE ASSETS	74,869	86,487
INVESTMENTS	12,516	22,295
INTANGIBLE ASSETS, net	213,887	212,678
OTHER ASSETS	6,338	1,793
TOTAL ASSETS	$725,888	$829,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$—	$5,771
Accounts payable	38,052	82,573
Accrued expenses	77,602	112,741
Income taxes payable	224	604
Current portion of operating lease liabilities	14,028	12,612
TOTAL CURRENT LIABILITIES	129,906	214,301
OTHER LONG-TERM LIABILITIES	14,995	12,116
INCOME TAXES PAYABLE, LONG-TERM	1,591	1,472
OPERATING LEASE LIABILITIES	76,420	90,824
DEFERRED INCOME TAXES	9,607	12,842
REVOLVING CREDIT FACILITY	10,424	—
TERM LOAN	242,857	241,873
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2022 and 2021; shares issued and outstanding: 21,779,799 at December 31, 2022 and 22,018,016 at December 31, 2021	218	220
Paid-in capital	274,579	271,556
Retained earnings	1,145	17,419
Accumulated other comprehensive loss	(35,854)	(33,549)
TOTAL STOCKHOLDERS’ EQUITY	240,088	255,646
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$725,888	$829,074

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net (loss) income	$(6,166)	$20,801
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	19,536	22,520
Goodwill and other intangible asset impairments	—	14,760
Amortization of financing costs	1,809	1,739
Mark to market (gain) on interest rate derivatives	(1,971)	(1,062)
Non-cash lease expense	(1,483)	(1,294)
Provision (recovery) for doubtful accounts	662	(5)
Deferred income taxes	(3,825)	1,799
Stock compensation expense	3,846	5,217
Undistributed losses (earnings) from equity investment, net of taxes	9,467	(807)
Wallace facility remediation expense	5,140	500
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	33,889	(5,531)
Inventory	47,443	(67,501)
Prepaid expenses, other current assets and other assets	(2,447)	2,043
Accounts payable, accrued expenses and other liabilities	(81,365)	48,079
Income taxes payable	(216)	(4,270)
NET CASH PROVIDED BY OPERATING ACTIVITIES	24,319	36,988
INVESTING ACTIVITIES
Purchases of property and equipment	(2,975)	(3,986)
Proceeds from sale of shares of equity method investment	—	3,061
Acquisition	(17,956)	(178)
NET CASH USED IN INVESTING ACTIVITIES	(20,931)	(1,103)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	276,288	103,385
Repayments of revolving credit facility	(265,662)	(130,662)
Repayments of Term Loan	(6,216)	(10,478)
Payment of financing costs	(1,021)	—
Payments for finance lease obligations	(32)	(117)
Payments of tax withholding for stock based compensation	(1,067)	(3,189)
Proceeds from the exercise of stock options	233	877
Payments for stock repurchase	(6,320)	—
Cash dividends paid	(3,820)	(3,843)
NET CASH USED IN FINANCING ACTIVITIES	(7,617)	(44,027)
Effect of foreign exchange on cash	(155)	161
DECREASE IN CASH AND CASH EQUIVALENTS	(4,384)	(7,981)
Cash and cash equivalents at beginning of year	27,982	35,963
CASH AND CASH EQUIVALENTS AT END OF YEAR	$23,598	$27,982

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the year ended December 31, 2022:

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
			(in thousands)
Net income (loss) as reported	$380	$(3,460)	$(6,358)	$3,272	$(6,166)
Undistributed equity (earnings) losses, net	(416)	(334)	8,159	2,058	9,467
Income tax provision (benefit)	1,673	(98)	1,845	2,308	5,728
Interest expense	3,767	3,732	4,581	5,125	17,205
Depreciation and amortization	4,899	5,038	4,598	5,001	19,536
Mark to market (gain) loss on interest rate derivatives	(1,049)	(304)	(637)	19	(1,971)
Stock compensation expense	1,174	1,365	1,026	281	3,846
Acquisition related expenses	1,119	75	109	170	1,473
Restructuring expenses	—	—	—	1,420	1,420
Warehouse relocation and redesign expenses(1)	497	73	59	—	629
S'well integration costs(2)	781	864	250	—	1,895
Wallace facility remediation expense	—	—	5,140	—	5,140
Adjusted EBITDA, before limitation	$12,825	$6,951	$18,772	$19,654	$58,202
Pro forma projected synergies adjustment(3)					3,590
Pro forma adjusted EBITDA, before limitation(5)					61,792
Permitted non-recurring charge limitation (4)					(3,589)
Pro forma Adjusted EBITDA(5)	$12,825	$6,951	$18,772	$19,654	$58,203
(1) For the year ended December 31, 2022, the warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2) For the year ended December 31, 2022, S'well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(3) Pro forma projected synergies represents the projected cost savings of $2.3 million associated with the reorganization of the International segment’s workforce, $0.9 million associated with the retirement of the Executive Chairman, and $0.4 million associated with reorganization of the U.S. segment’s sales management structure.
(4) Permitted non-recurring charges include restructuring expenses, integration charges, Wallace facility remediation expense, and warehouse relocation and redesign expenses. These are permitted exclusions from the Company’s adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
(5) Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest expense, depreciation and amortization, mark to market (gain) loss on interest rate derivatives, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

Adjusted EBITDA for the year ended December 31, 2021:

	Three Months Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
			(in thousands)
Net income (loss) as reported	$3,067	$5,789	$12,571	$(626)	$20,801
Undistributed equity losses (earnings), net	247	(393)	(195)	(466)	(807)
Income tax provision	2,416	1,832	5,589	6,704	16,541
Interest expense	4,014	3,819	3,835	3,856	15,524
Depreciation and amortization	5,958	5,765	5,837	4,960	22,520
Mark to market gain on interest rate derivatives	(498)	(46)	(120)	(398)	(1,062)
Intangible asset impairments	—	—	—	14,760	14,760
Stock compensation expense	1,444	1,328	1,201	1,244	5,217
Acquisition related expenses	182	72	41	378	673
Warehouse relocation expenses (1)	—	—	—	450	450
Wallace facility remediation expense	—	—	500	—	500
Adjusted EBITDA(2)	$16,830	$18,166	$29,259	$30,862	$95,117
(1) Warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.
(2) Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, depreciation and amortization, mark to market gain on interest rate derivatives, intangible asset impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) as reported	$3,272	$(626)	$(6,166)	$20,801
Adjustments:
Acquisition related expenses	170	378	1,473	673
Restructuring expenses	1,420	—	1,420	—
S'well integration costs(1)	—	—	1,895	—
Warehouse relocation and redesign expenses(2)	—	450	629	450
Impairment of Grupo Vasconia investment	—	—	6,168	—
Mark to market loss (gain) on interest rate derivatives	19	(398)	(1,971)	(1,062)
Intangible asset impairments	—	14,760	—	14,760
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	—	—	3,404
Gain on change in ownership in equity method investment	—	—	—	(2,703)
Wallace facility remediation expense	—	—	5,140	500
Income tax effect on adjustments	(203)	(144)	(1,922)	(28)
Adjusted net income(3)	$4,678	$14,420	$6,666	$36,795
Adjusted diluted income per share (3)(4)	$0.22	$0.65	$0.31	$1.67

(1) For the year ended December 31, 2022, S'well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(2) For the year ended December 31, 2022 warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment. For the three months ended and year ended December 31, 2021 warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.
(3) Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2022 excludes acquisition related expenses, restructuring expenses, S'well integration costs, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment, mark to market loss (gain) on interest rate derivatives, and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2021 excludes acquisition expenses, warehouse relocation expenses, mark to market (gain) on interest rate derivatives, intangible asset impairments, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss, gain on change in ownership in equity method investment and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,607 and 22,251 for the three month period ended December 31, 2022 and 2021, respectively, and 21,818 and 22,037 for the year ended December 31, 2022 and 2021, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2022 include the effect of dilutive securities of 178 and 260 shares, respectively. The diluted weighted-average shares outstanding for the three months ended and year ended December 31, 2021 include the effect of dilutive securities of 695 and 640 shares, respectively.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$192,952	$230,146	$(37,194)	$192,952	$230,161	$(37,209)	$(15)	(16.2)%	(16.2)%	—%
International	$14,089	$25,713	$(11,624)	$14,089	$22,409	$(8,320)	$3,304	(37.1)%	(45.2)%	(8.1)%
Total net sales	$207,041	$255,859	$(48,818)	$207,041	$252,570	$(45,529)	$3,289	(18.0)%	(19.1)%	(1.1)%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$669,178	$770,633	$(101,455)	$669,178	$770,507	$(101,329)	$126	(13.2)%	(13.2)%	—%
International	$58,484	$92,291	$(33,807)	$58,484	$84,891	$(26,407)	$7,400	(31.1)%	(36.6)%	(5.5)%
Total net sales	$727,662	$862,924	$(135,262)	$727,662	$855,398	$(127,736)	$7,526	(14.9)%	(15.7)%	(0.8)%
(1)“Constant Currency” is determined by applying the 2022 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted income from operations (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Income from operations	$12,782	$8,915	$24,263	$50,842
Acquisition related expenses	170	378	1,473	673
Restructuring expenses	1,420	—	1,420	—
S'well integration costs	—	—	1,895	—
Warehouse relocation and redesign expenses (1)	—	450	629	450
Intangible asset impairments	—	14,760	—	14,760
Wallace facility remediation expense	—	—	5,140	500
Total adjustments	1,590	15,588	10,557	16,383
Adjusted income from operations (2)	$14,372	$24,503	$34,820	$67,225
(1) For the year ended December 31, 2022, the warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment. For the three months ended and year ended December 31, 2021 warehouse relocation expenses included $0.1 million of expenses related to the International segment and $0.3 million of expenses related to the U.S. segment.
(2) Adjusted income from operations for the three months ended and year ended December 31, 2022 and December 31, 2021, excludes acquisition related expenses, restructuring expenses, S'well integration costs, warehouse relocation and redesign expenses, intangible asset impairments, and Wallace facility remediation expense.